Exhibit 99.1

Equity One, Inc.	Capital Shopping Centers Group PLC
For Inquiries Contact:	For Inquiries Contact:
Jeff Olson, Chief Executive Officer	David Fischel, Chief Executive
Michele Villano, Investor Relations	Kate Bowyer, Investor Relations
305-947-1664	+44 (0) 207 887 4220
FOR IMMEDIATE RELEASE:
EQUITY ONE ENTERS INTO JOINT VENTURE WITH CAPITAL SHOPPING CENTRES
GROUP PLC IN A TRANSACTION VALUED AT APPROXIMATELY $600 MILLION
Portfolio of 15 California Properties Totaling 2.6 Million Square Feet Expands
Equity One’s Geographic Reach
NORTH MIAMI BEACH, FL; May 23, 2010 — Equity One, Inc. (NYSE-EQY), an owner, developer, and operator of shopping centers, announced today it has entered into an agreement to acquire Capital and Counties USA Inc. (C&C USA) through a joint venture with its parent company, Capital Shopping Centres Group PLC (Capital Shopping Centres). In the transaction, which is valued at approximately $600 million, Capital Shopping Centres will receive 4.1 million shares of Equity One common stock and 10.9 million joint venture units. Capital Shopping Centres may redeem its units in the joint venture for Equity One common stock on a one-for-one basis or cash, at Equity One’s option. Equity One will assume approximately $330 million of mortgage debt, including its proportionate share of debt held by its joint ventures, with a weighted average interest rate of 5.7%.
C&C USA owns a portfolio of 15 properties in California totaling 2.6 million square feet, of which 70% of the transaction value consists of retail assets. The retail portfolio is concentrated in the San Francisco Bay Area and includes Serramonte Shopping Center in Daly City, Plaza Escuela in Walnut Creek, The Willows Shopping Center in Concord, 222 Sutter Street in San Francisco, and The Marketplace Shopping Center in Davis. The retail portfolio was 83% leased as of April 30, 2010. When including several major leases recently executed or currently under letter of intent, the retail portfolio occupancy rate increases to 93%. The average population density within a 3-mile ring of the retail properties is 180,848 people and the average household income is $87,688.
The remaining 30% of the portfolio consists of medical office, office, undeveloped land and multifamily properties located in the Bay Area and Los Angeles. In keeping with its retail focus, Equity One intends to dispose of a majority of the non-core assets.
This transaction is consistent with Equity One’s strategic plan, including entering California, diversifying the Company’s geographic and tenant base and expanding its redevelopment pipeline. Upon completion of the transaction, Northern California will be Equity One’s second largest market after South Florida, representing approximately 16% of its asset value.

“This is a unique opportunity for Equity One to expand its asset base into one of the most densely populated, supply constrained markets in the country in a transaction that is accretive to Equity One shareholders,” said Jeff Olson, CEO of Equity One. “Tenant sales are extraordinarily high within the retail portfolio and many of the assets contain future leasing, redevelopment, and expansion opportunities. In particular, the Serramonte Center, with only 849,061 square feet of developed rentable space on 81 acres just south of the city of San Francisco, offers substantial potential for further development and densification.”
David Fischel, the CEO of Capital Shopping Centres, will join Equity One’s Board of Directors following the closing of the transaction. Mr. Fischel stated, “This transaction allows us to focus on our core business in the United Kingdom while providing an expansion platform for Equity One. By retaining a long-term investment in Equity One, we can participate in the significant growth potential of the combined enterprise.”
Turner Newton, who has been CEO of C&C USA since 1994, will continue to lead this subsidiary for Equity One. Equity One intends to retain the majority of the in-place infrastructure, including C&C USA’s operating, acquisition and asset management teams.
The transaction is expected to close late in the third quarter of 2010. The acquisition is subject to customary closing conditions.
The transaction is expected to be modestly accretive to funds from operations in the first year prior to one-time transaction expenses and non-cash purchase accounting adjustments. The proforma capitalization rate is 7.0%. Equity One expects to incur one time transaction expenses of approximately $0.05/share in 2010. Excluding these transaction expenses and given the timing of closing, Equity One reaffirms its prior 2010 FFO per share guidance of $1.00 to $1.08 per share.
Goodwin Procter acted as legal counsel and Eastdil Secured acted as financial advisor to Equity One. Skadden Arps acted as legal counsel and Bank of America Merrill Lynch acted as financial advisor to Capital Shopping Centres.

PROPERTIES

			Occupancy
			as of
Property	Location	GLA	4/30/10	Major Tenants
Retail
Serramonte Shopping Center	Daly City	849,061	80%	Macy’s, Target, New
				York & Company
Plaza Escuela	Walnut Creek	152,183	81%	Cheesecake Factory,
				Container Store
The Willows Shopping Center	Concord	255,969	90%	Old Navy, Cost Plus,
				REI, UFC Gym
222 Sutter Street	San Francisco	127,878	87%	Loehmann’s
The Marketplace Shopping Center	Davis	112,974	91%	Safeway, CVS, Petco
Retail Subtotal		1,498,065	83%

Office
The Senator Office Building (1)	Sacramento	171,593	96%	California Housing Finance
				Agency, State of
				California
595 Colorado Boulevard	Pasadena	87,379	87%	Bank of the West
Pacific Financial Center (1)	Los Angeles	217,038	80%	Charles Dunn, Bovis
				Lend Lease, Verizon
Park Plaza	Sacramento	72,649	93%	Global Crossing Telecom
625 Third Street	San Francisco	42,429	100%	Ubisoft
Office Subtotal		591,088	89%

Medical Office
Parnassus Heights Medical Center (1)	San Francisco	143,865	100%	UC San Francisco
Danville-San Ramon Medical Center	Danville	74,599	99%
Medical Office Subtotal		218,464	99%

Other
Trio Apartments (retail / apt.) (1)	Pasadena	284,835	93%	Roy’s Restaurant
Antioch Land	Antioch
Figueroa Land (1)	Los Angeles
Other Subtotal		284,835	93%

Total / Weighted Average		2,592,452	87%

(1) Property is held in a joint venture.

ABOUT EQUITY ONE, INC.
As of March 31, 2010, Equity One owned or had interests in 184 properties, consisting of 170 shopping centers comprising approximately 19.2 million square feet, three projects in development/redevelopment, six non-retail properties, and five parcels of land. Additionally, Equity One had joint venture interests in twelve shopping centers and one office building totaling approximately 1.9 million square feet.
ABOUT CAPITAL SHOPPING CENTRES GROUP PLC
Capital Shopping Centres Group PLC is one of the UK’s largest listed property companies, a real estate investment trust (REIT) and a constituent of the FTSE-100 Index of the UK’s leading listed companies. On a pro-forma basis, at 31 December 2009, adjusted, diluted shareholders’ funds amounted to £2.1 billion and Capital Shopping Centres Group PLC owned £5.0 billion of properties. It is the leading UK shopping centre business with focus on prime assets including Lakeside, Thurrock; MetroCentre, Gateshead; Braehead, Glasgow; The Harlequin, Watford; and The Arndale, Manchester.
DISCLAIMER
Bank of America Merrill Lynch, a subsidiary of Bank of America Corporation, is acting exclusively for Capital Shopping Centres Group PLC in connection with this transaction and for no one else and will not be responsible to anyone other than Capital Shopping Centres Group PLC for providing the protections afforded to its clients or for providing advice in relation to this transaction.
FORWARD LOOKING STATEMENTS
Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements is based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include the closing of this transaction, executing leases currently under letter of intent, the ability to sell non-core assets, changes in macro-economic conditions and the demand for retail space in the states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant space; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.